                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 8, 1998


                           NEUROMEDICAL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     Delaware                     0-26984                     13-3526980
 (State or other            (Commission File No.)            (I.R.S. Employer
  jurisdiction                                              Identification No.)
of incorporation


        Two Executive Boulevard, Suite 306
                Suffern, New York                              10901-4164
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (914) 368-3600

ITEM 5.
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NEUROMEDICAL SYSTEMS, INC. ANNOUNCES US BUSINESS UNIT RESTRUCTURING
-------------------------------------------------------------------

     On July 8, 1998, Neuromedical Systems, Inc. (the "Company") announced a restructuring of its US business unit and some related corporate functions. These changes will allow the Company to more efficiently service its customers and continue to implement strategies developed to support its laboratory-oriented business plan.

     Through constructive input from the Company's US laboratory customer base, the Company has developed multiple pricing programs and customer-service oriented support systems that allow Company customers to most effectively utilize the PapNet test in their laboratories. As a result, the Company believes its operations will become more efficient, and anticipates this to be reflected in a continued reduction in the Company's cash-burn rate.

     The US business unit is taking its cues from the Company's European business unit which has introduced its laboratory focused PAPNET(R)-on-Cyte(TM) program with much success. The Company has learned from its European customer base that the early adopters of the PapNet test were also the first to implement the PapNet technology on site in their laboratories. These innovators were also the first to integrate the PapNet test used in a primary screening mode into their Pap smear screening programs.

     The Company is on schedule to commence its US primary screening trial this month. The Company expects that those US customers who have adopted and presently use the PapNet test in its currently FDA approved rescreening mode are likely to be the first in the US to adopt PapNet assisted primary screening upon approval by the FDA. The Company believes that the combination of the robust nature of its technology and the broad applications of its patents offers an opportunity to become a leading supplier of anatomic pathology equipment to the laboratory market.

     The restructuring is predicated on the Company's goals of being responsive to its market place and of becoming a platform for laboratory diagnostics. The restructuring includes a reduction in the US based workforce of approximately 30 employees, a planned consolidation of the Company's US facilities into one and restructuring charges of approximately $3.7 million. The Company anticipates a reduction in the cash-burn rate to approximately $2 million per month by the end of the third quarter and has set a target to reduce the cash-burn rate to $1 million per month by year end.

     Neuromedical Systems, Inc. focuses intelligent vision on medicine. Neuromedical's first product, the PapNet Testing System, increases the accuracy of cervical screening by displaying potentially abnormal cells for review and analysis by a cytology professional. The Company believes that increasing access to routine screening and the adoption of PapNet testing can reduce the morbidity and mortality associated with cervical cancer.

Safe Harbor Statement
---------------------

     Forward-looking statements discussed in this release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this release are forward-looking statements which reflect the Company's current views with respect to future events and financial performance, which include, but are not limited to, statements regarding Company plans and operations, management's assessments and decisions, marketing and promotion strategy, and discussions of product development and performance. The words "believe", "expect", "anticipate", "estimate", "project" and similar expressions identify forward-looking statements, which speak only as of the date hereof. Investors are cautioned that such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated due to many factors, including, but not limited to, the Company's continuing negative cash flow, reliance on a single product, competition, dependence on key personnel, the impact on the Company of its territorial license agreements, dependence on patents and proprietary technology, government regulation of products and advertising, limited marketing and sales history, the impact of third-party reimbursement decisions, litigation and other risks detailed in the Company's Securities and Exchange Commission
filings, including its 1997 Form 10-K and Exhibit 99.1 attached thereto.   The
Company undertakes no obligation to publicly update or revise any forward-looking statements.

                                      ###

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 8th day of July, 1998.

                         NEUROMEDICAL SYSTEMS, INC.


                         By:   /s/ Mark L. Smith
                               -------------------------------------------
                               Mark L. Smith
                               Vice President, Finance and
                               Administration and Chief Financial Officer